As filed with the Securities and Exchange Commission on November 17, 2023.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BioLife Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	94-3076866
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3303 Monte Villa Parkway, Suite 310, Bothell, Washington, 98021
(425) 402-1400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Roderick de Greef
Chief Executive Officer
BioLife Solutions, Inc.
3303 Monte Villa Parkway, Suite 310
Bothell, Washington, 98021
(425) 402-1400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael A. Hedge
Jason C. Dreibelbis
K&L Gates LLP
1 Park Plaza
Twelfth Floor
Irvine, California 92614
(949) 253-0900
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED NOVEMBER 17, 2023
PROSPECTUS
BioLife Solutions, Inc.
$75,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
Rights

We may offer and sell the securities identified above from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus provides you with a general description of the securities and the general manner in which these securities will be offered. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $75,000,000.
Our common stock is listed on the Nasdaq Capital Market, or Nasdaq, under the trading symbol “BLFS.” On November 16, 2023, the last reported sale price of our common stock on Nasdaq was $11.96 per share.
Investing in our common stock involves a high degree of risk. Please read “Risk Factors” on page 3 of this prospectus and in any applicable prospectus supplement and in the documents filed with the U.S. Securities and Exchange commission, or the SEC, and incorporated by reference herein and therein to read about certain factors you should consider before investing in our common stock.
We will provide the specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement describing the amount, price and terms of the securities being offered.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers or agents, or directly to purchasers, or through a combination of these methods. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in an accompanying prospectus supplement covering the sales of those securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                 , 2023

You should rely only on the information contained in or incorporated by reference into this prospectus, in any accompanying prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We have not authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement, or any free writing prospectuses prepared by or on behalf of us or to which we have referred you, and, if given or made, you must not rely upon the information or representations as having been authorized. This prospectus, any accompanying prospectus supplement and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus or any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus, any accompanying prospectus supplement, and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus, any accompanying prospectus supplement, and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, is delivered or securities are sold on a later date.
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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.
This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Each prospectus supplement and any free writing prospectuses prepared by or on behalf of us or to which we have referred you may also add, update or change information contained in this prospectus and may include a discussion of any risk factors or other special considerations that apply to the offered securities.
Before making an investment decision, it is important for you to read and consider the information contained in this prospectus, any accompanying prospectus supplement, and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below.
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. We obtained the industry, statistical and market data, including our general expectations, market position and market opportunity, in this prospectus from our own internal estimates and research as well as from industry and general publications and research, surveys and studies conducted by third parties. All of the market data used in this prospectus involves a number of assumptions and limitations. While we believe that the information from these industry publications, surveys and studies is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us.
This prospectus may not be used to offer to sell, solicit an offer to buy or consummate a sale of securities unless it is accompanied by a prospectus supplement. If there is any inconsistency between information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the latest supplement and documents incorporated by reference herein and therein.
This prospectus includes or incorporates by reference our trademarks and trade names, which are our property and are protected under applicable intellectual property laws. This prospectus also contains, or incorporates by reference trademarks and trade names that are the property of other organizations. Solely for convenience, trademarks and trade names referred to or incorporated by reference in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
Unless otherwise indicated herein, references in this prospectus to “BioLife,” “our company,” “we,” “us” and “our” refer to BioLife Solutions, Inc. and our consolidated subsidiaries.

ABOUT THE COMPANY
Overview
We are a life sciences company that develops, manufactures, and markets bioproduction tools and services which are designed to improve quality and de-risk biologic manufacturing, storage, distribution, and transportation in the cell and gene therapy industry and broader biopharma markets. Our products are used in basic and applied research and commercial manufacturing of biologic-based therapies. Customers use our products to maintain the health and function of biologic material during sourcing, manufacturing, storage, and distribution.
Our current portfolio of bioproduction tools and services are comprised of three revenue lines that contain seven main offerings: (i) cell processing (including biopreservation media for the preservation of cells and tissues, human platelet lysate media for the supplementation of cell expansion, cryogenic vials and automated fill machines that provide high-quality, efficient, and precise mixes of solutions), (ii) freezers and thaw systems (including a full line of mechanical ultra-low temperature, isothermal, and liquid nitrogen freezers and accessories, automated thaw devices which provide controlled, consistent thawing of frozen biologics in vials and cryobags), and (iii) storage and storage services (including biological and pharmaceutical storage services, and “smart”, cloud connected devices for transporting biologic payloads).
We currently operate as one bioproduction tools and services business which supports several steps in the biologic material manufacturing and delivery process. We have a diversified portfolio of tools and services that focuses on biopreservation, cell processing, frozen biologic storage products and services, cold-chain transportation, and thawing of biologic materials. We have in-house expertise in cryobiology and continue to capitalize on opportunities to maximize the value of our product platform for our extensive customer base through both organic growth innovations and acquisitions.
For additional information about our company, please refer to other documents we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation of Certain Information by Reference.”
Company Information
We were incorporated in Delaware in 1987 under the name Trans Time Medical Products, Inc. In 2002, we, then known as Cryomedical Sciences, Inc., were engaged in manufacturing and marketing cryosurgical products. We merged with our wholly owned subsidiary, BioLife Solutions, Inc., which was engaged as a developer and marketer of biopreservation media products for cells and tissues. Following the merger, we changed our name to BioLife Solutions, Inc. Our principal executive offices are located at 3303 Monte Villa Parkway, Suite 310, Bothell, Washington, 98021, and our telephone number is (425) 402-1400. Our website is www.biolifesolutions.com. The information contained on or that can be accessed through our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference into this prospectus from our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q, and any Quarterly Reports on Form 10-Q we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve risks and uncertainties, including statements based on our current expectations, assumptions, estimates and projections about future events, our business, financial condition, results of operations and prospects, our industry and the regulatory environment in which we operate. Any statements contained or incorporated by reference herein that are not statements of historical facts may be deemed to be forward-looking statements. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, or other comparable terms intended to identify statements about the future. These forward-looking statements speak only as of the date made and are subject to a number of known and unknown risks, uncertainties and assumptions, including the important factors incorporated by reference into this prospectus from our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q, and any Quarterly Reports on Form 10-Q we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act and in our other filings with the SEC, that may cause our actual results, performance or achievements to differ materially and adversely from those expressed or implied by the forward-looking statements.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.
Statistical Data
We obtained the industry, statistical and market data, including our general expectations, market position and market opportunity, included and incorporated by reference in this prospectus from our own internal estimates and research as well as from industry and general publications and research, surveys and studies conducted by third parties. All of the market data included or incorporated by reference in this prospectus involves a number of assumptions and limitations. While we believe that the information from these industry publications, surveys and studies is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section entitled “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in any applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the rights of our common stock and preferred stock, certain provisions of our amended and restated certificate of incorporation, as amended, or our Certificate of Incorporation, our amended and restated bylaws, or our Bylaws, and applicable law. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Certificate of Incorporation and Bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.
General
As of the date of this prospectus, our authorized capital stock consists of:
•150,000,000 shares of common stock, par value $0.001 per share; and
•1,000,000 shares of preferred stock, par value $0.001 per share, of which 4,250 shares are designated as Series A preferred stock.
As of November 14, 2023, there were outstanding 45,047,488 shares of our common stock held of record by approximately 300 stockholders, 221,250 shares of our common stock issuable upon the exercise of outstanding stock options, no shares of our common stock issuable upon the vesting and settlement of restricted stock units, 1,117,904 shares of our common stock issuable upon the vesting and settlement of restricted stock awards, and there were no shares of our preferred stock outstanding.
Common Stock
The following summarizes the rights of holders of our common stock:
Voting
The holders of our common stock are entitled to one vote per share. The number of authorized shares of common stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of our outstanding capital stock entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law, or the DGCL.
Dividends
Subject to preferences that may be applicable to the holders of outstanding shares of preferred stock and subject to applicable law, dividends may be declared and paid on the holders of our common stock when and as determined by our board of directors out of assets legally available for dividends.
As a Delaware corporation, we are subject to certain restrictions on dividends under the DGCL. Generally, a Delaware corporation may only pay dividends either out of “surplus” or out of the current or the immediately preceding year’s net profits. Surplus is defined as the excess, if any, at any given time, of the total assets of a corporation over its total liabilities and statutory capital. The value of a corporation’s assets can be measured in a number of ways and may not necessarily equal their book value.
Liquidation Rights
Upon our liquidation, dissolution or winding up, after satisfaction of all our liabilities and the payment of any liquidation preference of any outstanding preferred stock, the holders of shares of common stock will be entitled to share in all of our assets legally remaining for distribution after payment of all debt and other liabilities, subject to preferences that may be applicable to the holders of outstanding shares of preferred stock.
Redemption Rights
There are no redemption or sinking fund provisions applicable to our common stock.

Preemptive Rights and Conversion Rights
There are no preemptive or other subscription or conversion rights applicable to our common stock.
Preferred Stock
As of November 14, 2023, there were no shares of our preferred stock outstanding and 4,250 shares of our preferred stock were designated as Series A preferred stock. Our board of directors is authorized, without further action by our stockholders, to create and issue one or more series of preferred stock and to fix the rights, powers, preferences and privileges thereof. Among other rights, our board of directors may determine, without further vote or action by our stockholders:
•the number of shares constituting the series and the distinctive designation of the series;
•the dividend rate on the shares of the series, whether dividends will be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series;
•whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;
•whether the series will have conversion privileges and, if so, the terms and conditions of conversion;
•whether or not the shares of the series will be redeemable or exchangeable, and, if so, the dates, terms and conditions of redemption or exchange, as the case may be;
•whether the series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of the sinking fund; and
•the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.
Any future issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could, among other things, decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of the common stock.
Series A Preferred Stock
As of November 14, 2023, there were no shares of our Series A preferred stock outstanding and 4,250 shares of our preferred stock were designated as Series A preferred stock. The following summarizes the rights of holders of our Series A preferred stock:
Voting
Series A preferred stock does not contain any voting rights other than as required by law. However, as long as there are any shares of Series A preferred stock outstanding, we will not, without the approval of a majority of the then outstanding shares of Series A preferred stock, (i) alter or amend the certificate of designations, preferences and rights of Series A preferred stock, (ii) authorize or create any class of equity securities ranking as to distribution of assets upon a liquidation senior to the Series A preferred stock, (iii) enter into, create, incur, assume or suffer to exist any indebtedness for borrowed money, except for purchase money indebtedness, that by its terms is expressly senior in right of payment to our obligations to the holders of Series A preferred stock, or (iv) enter into any agreement with respect to the foregoing.
Dividends
Holders of Series A preferred stock are entitled to receive cash dividends at a rate per share (as a percentage of the stated value per share) of 10% per annum. Dividends are payable quarterly in cash from legally available funds and accrue daily.

Redemption
We have the right to redeem for cash outstanding Series A preferred stock along with accrued but unpaid dividends beginning immediately after issuance of shares of Series A preferred stock. Without the written consent of the holders of a majority of the Series A preferred stock outstanding, we may only redeem shares of Series A preferred stock in tranches of at least $50,000 in the aggregate based upon the stated value of such shares of Series A preferred stock. If there is more than one holder of Series A preferred stock and we desire to conduct a redemption, such redemption will be conducted on a pro rata basis among all of the holders of Series A preferred stock. The holders of Series A preferred stock will not have any right to require redemption.
Liquidation Rights
Each share of Series A preferred stock will have a liquidation preference equal to the stated value plus any accrued but unpaid dividends thereon. In the event of our liquidation, dissolution or winding up, the holders of Series A preferred stock shall be entitled to receive out of our assets, before any payment is made to the holders of our common stock and either in preference to or pari passu with the holders of any other series of preferred stock that may be issued in the future, a per share amount equal to the liquidation preference.
Equity Awards
As of November 14, 2023, options to purchase 221,250 shares of common stock were outstanding under our Second Amended and Restated 2013 Performance Incentive Plan, as amended, or the 2013 Plan, which expired in accordance with its terms on April 25, 2023, of which 221,250 were vested and 221,250 were exercisable as of November 14, 2023. In addition, as of November 14, 2023, there were no shares of common stock issuable upon the vesting and settlement of restricted stock units outstanding under the 2013 Plan and 1,117,904 shares of common stock issuable upon the vesting and settlement of restricted stock awards under the 2013 Plan.
Registration Rights
October 2023 PIPE Financing
On October 19, 2023, we entered into a securities purchase agreement with Casdin Partners Master Fund, L.P., or the Purchaser, whereby we sold, and the Purchaser purchased, 927,165 shares of common stock, at a purchase price of $11.19 per share for an aggregate purchase price of $10,374,976.35, or the Private Placement. The closing of the Private Placement occurred on October 19, 2023.
The shares of common stock sold in the Private Placement have not been registered under the Securities Act, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration. However, in connection with the Private Placement, we entered into a Registration Rights Agreement with the Purchaser, dated October 19, 2023, or the Registration Rights Agreement, providing for the registration for resale of the shares of common stock issued to the Purchaser in the Private Placement pursuant to a registration statement to be filed with the SEC within 30 calendar days following the closing of the Private Placement. The Company has agreed to use its best efforts to cause the registration statement to be declared effective as soon as possible, but in no event later than 60 days after the closing of the Private Placement (or 120 days in the event of a “full review” of the registration statement by the SEC), and to keep the registration statement continuously effective from the date on which the SEC declares the registration statement to be effective until such date that all Registrable Securities (as such term is defined in the Registration Rights Agreement) covered by the Registration Statement have been publicly sold by the Purchaser or otherwise shall have ceased to be Registrable Securities under the Registration Rights Agreement.
The Registration Rights Agreement provides that we must pay all registration expenses in connection with effecting any registration. The Registration Rights Agreement contains customary indemnification and contribution provisions by us for the benefit of the Purchaser and their affiliates and, in limited situations, by the Purchaser for the benefit of us and any underwriters with respect to written information furnished to us by the Purchaser and stated by the Purchaser to be specifically included in any registration statement, prospectus or related document.

Anti-Takeover Effects of Provisions of our Certificate of Incorporation, Bylaws, and Delaware Law
Delaware Anti-Takeover Law
We are subject to Section 203 of the DGCL, or Section 203. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder, unless:
•prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.
In general, Section 203 defines a business combination to include:
•any merger or consolidation involving the corporation and the interested stockholder;
•any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
•subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
•the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
In general, Section 203 defines an interested stockholder as any entity (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, associated with or controlling or controlled by such entity or person.
Certificate of Incorporation and Bylaws
The following provisions of our Certificate of Incorporation and Bylaws may make a change in control of our company more difficult and could delay, defer or prevent a tender offer or other takeover attempt that a stockholder might consider to be in its best interest, including takeover attempts that might result in the payment of a premium to stockholders over the market price for their shares. These provisions also may promote the continuity of our management by making it more difficult for a person to remove or change the incumbent members of our board of directors.
Authorized but Unissued Shares; Undesignated Preferred Stock. The authorized but unissued shares of our common stock will be available for future issuance without stockholder approval, subject to applicable law and the rules of Nasdaq. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions, and employee benefit plans. In addition, our board of directors may authorize, without stockholder approval, the issuance of undesignated preferred stock with voting rights or other rights or preferences designated from time to time by our board of directors (including the right to approve an acquisition or other change in our control). The existence of authorized but unissued shares of common stock or preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.
Election and Removal of Directors. The exact number of directors will be fixed from time to time by a resolution adopted by a majority of directors and shall not be less than three members. Our board of directors currently consists of seven members.
Director Vacancies. Our Bylaws authorize our board of directors to fill vacant directorships.
No Cumulative Voting. Our Certificate of Incorporation provides that stockholders do not have the right to cumulate votes in the election of directors (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).
Special Meetings of Stockholders. Our Bylaws provide that special meetings of our stockholders may be called at any time by the chairman of our board of directors, our president or our board of directors, or by our president or secretary upon written request of the holders of thirty five percent (35%) of the outstanding shares entitled to vote thereat, or as otherwise required by law.
Advance Notice Procedures for Director Nominations. Our Bylaws establish advance notice procedures for stockholders seeking to nominate candidates for election as directors at an annual or special meeting of stockholders, including certain requirements regarding the form and content of a stockholder’s notice. Although our Bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates to be elected at a meeting, our Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.
Amendments to Bylaws. Our Bylaws may be amended by vote of a majority of the directors then in office or by vote of a majority of our stock outstanding and entitled to vote.
Limitations on Liability and Indemnification Matters
Our Certificate of Incorporation contains provisions that limit the personal liability of our directors for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for any of the following: (i) breach of the director’s duty of loyalty to us or our stockholders; (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or (iv) a transaction from which the director derives an improper personal benefit.
Our Bylaws provide that we must indemnify our directors and officers, and may indemnify our employees or agents, to the maximum extent permitted by Section 145 of the DGCL.
The limitation of liability and indemnification provisions set forth in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. To the extent we pay the costs of settlement or a damage award against any director or officer pursuant to these indemnification provisions, our stockholders’ investment may be harmed.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Nasdaq Capital Market Listing
Our common stock is listed on the Nasdaq Capital Market under the symbol “BLFS.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Financial Solutions, Inc. The transfer agent and registrar’s address is 51 Mercedes Way, Edgewood, New York 11711.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in any applicable prospectus supplement or free writing prospectus. The terms of any debt securities offered under any applicable prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read any applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
We will comply with Section 14(e) under the Exchange Act to the extent applicable, and any other tender offer rules under the Exchange Act, which may then be applicable, in connection with any obligation we may have to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in any applicable prospectus supplement.
Any applicable prospectus supplement relating to a series of debt securities being offered will contain the following terms, if applicable:
•the title of the series of debt securities and the ranking;
•the aggregate principal amount and any limit on that amount;
•the price at which the debt securities will be issued;
•the date on which the debt securities mature;

•the fixed or variable rate at which the debt securities will bear interest, or the method by which the rate shall be determined;
•the timing, place and manner of making principal, interest and any premium payments on the debt securities, and, if applicable, where the debt securities may be surrendered for registration of transfer or exchange;
•the date or dates, if any, after which the debt securities may be converted or exchanged into or for our common stock or another company’s securities or property or cash, and the terms of any such conversion or exchange;
•any redemption or early repayment provisions;
•any sinking fund or similar provisions;
•the authorized denominations;
•any applicable subordination provisions;
•any guarantees of the securities by our subsidiaries or others;
•the currency in which we will pay the principal, interest and any premium payments on the debt securities;
•whether the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index, formula or other method and the manner in which the amounts shall be determined;
•the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•the time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;
•the provisions, if any, granting special rights to the holders of debt securities upon certain events;
•any additions to or changes in the events of default or covenants with respect to the debt securities, and any change in the right of the trustee or the holders, from those described in this prospectus, to declare principal, premium and interest to be due and payable;
•additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
•additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•whether and under what circumstances we will pay any additional amounts on the debt securities for any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of paying those amounts;
•the form (registered and/or bearer securities), any restrictions applicable to the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities may be exchanged for registered securities and vice versa;
•the date of any bearer securities or any global security, if other than the date of original issuance of the first security of the series to be issued;
•the person to whom and manner in which any interest shall be payable;

•whether the securities will be issued in whole or in part in the form of one or more global securities;
•the identity of the depositary for global securities;
•whether a temporary security is to be issued with respect to the series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;
•the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities and the terms upon which exchanges may be made;
•the securities exchange(s), if any, on which the securities will be listed;
•whether any underwriter(s) will act as market maker(s) for the securities;
•the form (certificated or book-entry);
•the form and/or terms of certificates, documents or conditions which may be necessary, if any, for the debt securities to be issuable in final form; and
•additional terms not inconsistent with the provisions of the indenture.
Conversion or Exchange Rights
We will set forth in any applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Except as set forth in any applicable prospectus supplement, the indenture will provide that we shall not consolidate with, or sell, assign, transfer, lease or convey all or substantially all of our assets to, or merge into, another business entity, unless:
•we are the surviving entity or, in the event that we are not the surviving entity, the entity formed by the transaction (in a consolidation) or the entity which received the transfer of assets is organized under the laws of any state of the United States or the District of Columbia and that the entity assumes all of our obligations under the debt securities and the indenture; and
•immediately after giving effect to the transaction, no event of default, as defined in the indenture, shall have occurred and be continuing.
Notwithstanding the foregoing, we may merge with another business entity or acquire by purchase or otherwise all or any part of the property or assets of any other company in a transaction in which we are the surviving entity.
Events of Default
Unless otherwise specified in any applicable prospectus supplement, the following are events of default with respect to any series of debt securities issued under the indenture:
•failure to pay principal of any debt security of that series when due and payable at maturity, upon acceleration, redemption, declaration or otherwise;
•failure to pay any interest on any debt security of that series when due, and the default continues for 30 days;

•failure to make sinking fund payments when due;
•failure to comply with any covenant or warranty contained in the indenture, other than covenants or warranties contained in the indenture solely for the benefit of other series of debt securities, and the default continues for 90 days after notice from the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series;
•certain events of bankruptcy, insolvency or reorganization; and
•any other event of default provided with respect to that particular series of debt securities.
If an event of default occurs and continues, then upon written notice to us, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the unpaid principal amount of and any accrued and unpaid interest on all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration:
•if all events of default other than the nonpayment of principal of or interest on the debt securities of that series which have become due solely because of the acceleration have been waived or cured; and
•the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, among others. For information as to waiver of defaults, see “Modification of Indenture; Waiver” below.
If an event of default occurs due to certain events of bankruptcy, insolvency or reorganization, the unpaid principal amount of and any accrued and unpaid interest on all debt securities of that series shall automatically be due and payable immediately without any declaration or other act on the part of the trustee or holders of the outstanding debt securities.
The indenture will provide that, subject to the duty of the trustee during an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders shall have offered to the trustee reasonable security or indemnity. Subject to certain provisions, including those requiring security or indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.
We will be required to furnish to the trustee under the indenture annually a statement as to the performance by us of our obligations under that indenture and as to any default in our performance.
Modification of Indenture; Waiver
Subject to certain exceptions, the terms of the indenture or the debt securities may be amended or supplemented by us and the trustee with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the amendment with each series voting as a separate class. Without the consent of any holder of the debt securities, we and the trustee may amend the terms of the indenture or the debt securities to, among others:
•cure any ambiguity, defect, omission or inconsistency;
•provide for the assumption of our obligations to holders of the debt securities by a successor corporation;
•provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•make any change that does not adversely affect the rights of any holder of the debt securities in any material respect;

•add to, change or eliminate any other provisions of the indenture in respect of one or more series of debt securities if the change would not (i) apply to any security of any series created prior to the execution of a supplemental indenture and entitled to the benefit of the provision, and (ii) modify the rights of the holder of any security or would become effective only when there is no outstanding security of any series created prior to the execution of the supplemental indenture and entitled to the benefits of the provisions proposed to be changed;
•establish any additional series of debt securities; or
•comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.
However, holders of each series of debt securities affected by a modification must consent to modifications that, among others:
•reduce the principal amount of the debt securities;
•reduce the rate or change the time for payment of interest;
•change the fixed maturity date;
•change the date on which any debt security may be subject to redemption or repurchase, or reduce the redemption or repurchase price;
•make any debt security payable in currency other than that stated in the debt security;
•waive any existing default or event of default and the resulting consequences in the payment of principal of or interest on the debt securities, except as provided in the indenture;
•modify the right of any holder to receive payment of principal or interest on any debt security;
•impair the right of any holder to institute suit for the enforcement of any payment due; or
•make any change in the foregoing amendment provisions which require each holder’s consent.
Any existing default may be waived with the consent of the holders of at least a majority in principal amount of the then outstanding debt securities of the series affected, except as otherwise set forth in the indenture. The consent of the holders of debt securities is not necessary to approve the particular form of any proposed amendment to any indenture. It is sufficient if any consent approves the substance of the proposed amendment.
Covenants
Except as permitted in certain circumstances as discussed under “Consolidation, Merger or Sale,” the indenture will require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (declaration and statutory) and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that the right or franchise is no longer desirable in the conduct of our business and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the debt securities.
The indenture will require us to pay or discharge or cause to be paid or discharged, before payment becomes delinquent, all taxes, assessments and governmental charges levied or imposed upon us, except any tax, assessment, charge or claim the amount or applicability of which is being contested in good faith.
Reference is made to the indenture and any applicable prospectus supplement for information with respect to any additional covenants specific to a particular series of debt securities.

Discharge
Except as otherwise set forth in any applicable prospectus supplement, we may terminate our obligations under the debt securities of any series, and the corresponding obligations under the indenture when:
•we have deposited with the trustee, in trust, cash or United States government obligations in an amount sufficient to pay at maturity or upon redemption, as the case may be, all outstanding debt securities of the series, including interest other than destroyed, lost or stolen debt securities of the series which have not been replaced or paid;
•all outstanding debt securities of the series have been delivered (other than destroyed, lost or stolen debt securities of the series which have not been replaced or paid) to the trustee for cancellation;
•all outstanding debt securities of any series have become due and payable; or
•we have paid all other sums payable under the indenture.
In addition, we will have the option to terminate substantially all our obligations under the debt securities of any series and the corresponding obligations under the indenture, and we may exercise that option if:
•we have deposited with the trustee, in trust, an amount of cash or United States government obligations sufficient to pay all outstanding principal of and interest on the then outstanding debt securities of the series at maturity or upon their redemption, as the case may be;
•the exercise of the option will not result in a breach or violation of, or constitute a default under, any material agreement or instruments, other than as set forth in the indenture;
•no default or event of default shall have occurred and be continuing on the date of deposit, other than as set forth in the indenture;
•we deliver to the trustee a legal opinion that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that the holders of the debt securities of the series will not recognize income, gain or loss for Federal income tax purposes as a result of our exercise of our option and shall be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if we did not exercise our option; and
•certain other conditions are met.
We will have the option to be released from our obligations with respect to the covenants to deliver reports required to be filed with the SEC and an annual compliance certificate, and to make timely payments of taxes (including covenants described in any applicable prospectus supplement), and any event of default occurring because of a default with respect to the covenants as they related to any series of debt securities, and we may exercise that option if:
•we have deposited with the trustee, in trust, an amount of cash or United States government obligations sufficient to pay all outstanding principal of and interest on the then outstanding debt securities of the series at maturity or upon their redemption, as the case may be;
•the exercise of the option will not result in a breach or violation of, or constitute a default under, any material agreement or instruments, other than as set forth in the indenture;
•no default or event of default shall have occurred and be continuing on the date of deposit, other than as set forth in the indenture;
•we deliver to the trustee a legal opinion that the holders of the debt securities of the series will not recognize income, gain or loss for Federal income tax purposes as a result of our exercise of our option and shall be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if we did not exercise our option; and
•certain other conditions are met.
Upon satisfaction of the applicable conditions, our obligations under the indenture with respect to the debt securities of the series, other than with respect to the covenants and events of default referred to above, shall remain in full force and effect.
Notwithstanding the foregoing, no discharge or defeasance described above shall affect the following obligations to or rights of the holders of any series of debt securities:
•rights of registration of transfer and exchange of debt securities of the series;
•rights of substitution of mutilated, defaced, destroyed, lost or stolen debt securities of the series;
•rights of holders of debt securities of the series to receive payments of principal thereof and premium, if any, and interest thereon when due;
•rights, obligations, duties and immunities of the trustee;
•rights of holders of debt securities of the series as beneficiaries with respect to property deposited with the trustee and payable to all or any of them; and
•our obligations to maintain an office or agency in respect of the debt securities of the series.
Form, Exchange and Transfer
We expect payment of principal, premium, if any, and any interest on the debt securities to be payable, and the exchange and the transfer of debt securities will be registrable, at the office of the trustee or at any other office or agency we maintain for that purpose. We expect to issue debt securities in denominations of U.S. $1,000 or integral multiples of $1,000. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require a payment to cover any tax or other governmental charges payable in connection with an exchange or transfer.
A holder of debt securities may transfer or exchange those debt securities in accordance with the indenture. The registrar for the debt securities may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture. The registrar is not required to transfer or exchange any debt security selected for redemption or any debt security for a period of 15 days before a selection of debt security to be redeemed. The registered holder of a debt security may be treated as the owner of the security for all purposes.
We will name in any applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
Replacement Securities
Any mutilated certificate representing a debt security or a certificate representing a debt security with a mutilated coupon will be replaced by us at the expense of the holder upon surrender of the certificate to the trustee. Certificates representing debt securities or coupons that become destroyed, stolen or lost will be replaced by us at the expense of the holder upon delivery to us and the trustee of evidence of any destruction, loss or theft satisfactory to us and the trustee, provided that neither we nor the trustee has been notified that the certificate or coupon has been acquired by a bona fide purchaser. In the case of any coupon which becomes destroyed, stolen or lost, the coupon will be replaced by issuance of a new certificate representing the debt security in exchange for the certificate representing the debt security to which the coupon appertains. In the case of a destroyed, lost or stolen certificate representing the debt security or coupon, an indemnity bond satisfactory to the trustee and us may be required at the expense of the holder of the debt security before a replacement certificate will be issued.
Information Concerning the Trustee
We will identify in any applicable prospectus supplement relating to any series of debt securities the trustee with respect to the series. The indenture and the Trust Indenture Act contain certain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any the claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates, but if the trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.
The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. The Trust Indenture Act and the indenture provide that in case an event of default occurs is continuing, the trustee will be required, in the exercise of its rights and powers, to use the degree of care and skill of a prudent man in the conduct of his own affairs. Subject to those provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee security or indemnity reasonably satisfactory to it.
Global Debt Securities
Unless we indicate otherwise in any applicable prospectus supplement, the following provisions will apply to all debt securities.
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary that we will identify in any applicable prospectus supplement. Each global security will be deposited with the depositary and will bear a legend regarding any related restrictions or other matters as may be provided for pursuant to the applicable indenture.
Unless any applicable prospectus supplement states otherwise, no global security may be transferred to, or registered or exchanged for, debt securities registered in the name of, any person or entity other than the depositary, unless:
•the depositary has notified us that it is unwilling or unable or is no longer qualified to continue as depositary;
•we order the trustee that the global security shall be so transferable, registrable and exchangeable, and the transfers shall be registrable; or
•other circumstances, if any, as may be described in any applicable prospectus supplement.
All debt securities issued in exchange for a global security or any portion of a global security will be registered in those names as the depositary may direct. The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in any applicable prospectus supplement.
Debt securities which are to be represented by a global security to be deposited with or on behalf of a depositary will be represented by a global security registered in the name of the depositary or its nominee. Upon the issuance of the global security, and the deposit of the global security with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of institutions that have accounts with the depositary or its nominee, or the Participants. The accounts to be credited will be designated by the underwriters or agents of the debt securities or by us, if the debt securities are offered and sold directly by us.

Ownership of beneficial interests in a global security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for the global security or by Participants or persons that hold through Participants.
The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. Those laws may impair the ability to transfer beneficial interests in global securities.
So long as the depositary, or its nominee, is the registered owner of a global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Payment of principal of, and premium and interest, if any, on debt securities will be made to the depositary or its nominee as the registered owner or bearer as the case may be of the global security representing the debt securities. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if the person is not a Participant, on the procedures of the Participant through which the person owns its interest, to exercise any rights of a holder under the indenture. If we request any action of holders or if an owner of a beneficial interest in a global security desires to give any notice or take any action a holder is entitled to give or take under the indenture, the depositary will authorize the Participants to give the notice or take the action, and Participants would authorize beneficial owners owning through the Participants to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.
The rights of any holder of a debt security to receive payment of principal and premium of, if any, and interest, on or after the respective due dates expressed or provided for in the debt security, or to institute suit for the enforcement of any payment on or after the applicable date, shall not be impaired or affected without the consent of the holders.
Neither we, the trustee, any paying agent nor the security registrar for a debt security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for the debt security or for maintaining, supervising or receiving any records relating to the beneficial ownership interests.
We expect that the depositary or its nominee, upon receipt of any payment of principal, premium or interest, will credit immediately Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by Participants to owners of beneficial interests in a global security held through the Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the Participants.
If the depositary for a global security representing debt securities of a particular series is at any time unwilling or unable to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue debt securities of the series in definitive form in exchange for the global security. In addition, we may at any time and in our sole discretion determine not to have the debt securities of a particular series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive form in exchange for all of the global securities representing debt securities of the series.
Payment and Paying Agents
Unless we otherwise indicate in any applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in any applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in any applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in any applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities in one or more series. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
General
Any applicable prospectus supplement will describe the specific terms of any warrants that we issue or offer, including:
•the title of the warrants;
•the aggregate number of warrants;
•the price or prices at which the warrants will be issued;
•the currencies in which the price or prices of the warrants may be payable;
•the designation, amount and terms of our capital stock or debt securities purchasable upon exercise of the warrants;
•the designation and terms of our other securities, if any, that may be issued in connection with the warrants, and the number of warrants issued with each corresponding security;
•if applicable, the date that the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
•the prices and currencies for which the securities purchasable upon exercise of the warrants may be purchased;
•the date that the warrants may first be exercised;
•the date that the warrants expire;
•the minimum or maximum amount of warrants that may be exercised at any one time;
•the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•the terms of any rights to redeem or call the warrants;
•any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•information with respect to book-entry procedures, if any;
•the manner in which the warrant agreements and warrants may be modified;
•a discussion of certain federal income tax considerations; and
•any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants
Each warrant will entitle the holder to purchase for cash the principal amount of common stock, preferred stock or debt securities at the applicable exercise price set forth in, or determined as described in, any applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in any applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the common stock, preferred stock or debt securities purchasable upon exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants if the expiration date of the warrants has not occurred. If we so indicate in any applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Governing Law
Unless we provide otherwise in any applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.
Enforceability of Rights by Holders of Warrants
Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.
Outstanding Warrants
As of November 14, 2023, no warrants were outstanding.

DESCRIPTION OF UNITS
The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in any applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under an applicable prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.
General
We may issue units comprised of one or more debt securities, common stock, preferred stock, warrants and/or rights in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in any applicable prospectus supplement the terms of the series of units, including:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any provisions of the governing unit agreement that differ from those described below; and
•any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.
The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” will apply to each unit and to any common stock, preferred stock, debt security, warrant or right included in each unit, respectively.
Issuance in Series
We may issue units in the amounts and in numerous distinct series as we determine.
Enforceability of Rights by Holders of Units
Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title
We, the unit agent and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units, despite any notice to the contrary.

DESCRIPTION OF RIGHTS
We may issue rights to purchase shares of our common stock, preferred stock, or warrants in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriters will purchase any of the offered securities remaining unsubscribed after the expiration of the rights offering. In connection with a rights offering to our stockholders, we will distribute certificates evidencing the rights and an applicable prospectus supplement to our stockholders on the record date that we set for receiving rights in the rights offering.
An applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:
•the title of the rights;
•the securities for which the rights are exercisable;
•the exercise price for the rights;
•the currencies in which the price or prices of the rights may be payable;
•the date of determining the security holders entitled to the rights distribution;
•the number of the rights issued to each security holder;
•the extent to which the rights are transferable;
•if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the rights;
•the date on which the right to exercise the rights shall commence, and the date on which the rights shall expire (subject to any extension);
•the conditions to completion of the rights offering;
•any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;
•the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;
•if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and
•any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.
Each right will entitle the holder to purchase for cash the amount of securities, at the exercise price. Rights may be exercised at any time up to the close of business on the expiration date of the rights. After the close of business on the expiration date, all unexercised rights will become void. The manner in which rights may be exercised will be described in any applicable prospectus supplement. Upon receipt of payment and the proper completion and due execution of the rights certificate at the designated office of the rights agent or any other office indicated in any applicable prospectus supplement, we or the transfer agent will forward, as soon as practicable, the securities purchased through upon the exercise of the rights. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of the methods, including pursuant to standby underwriting arrangements, as set forth in any applicable prospectus supplement.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:
•to or through underwriters;
•to or through brokers or dealers;
•through agents;
•directly to investors, including through a specific bidding, auction or other process;
•directly to agents;
•through a combination of any such methods of sale; or
•by any other method permitted pursuant to applicable law.
In addition, we may issue the securities as a dividend or distribution to our existing securityholders.
We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions:
•at a fixed price or prices that may be changed from time to time;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
•the name of the agent or any underwriters;
•the public offering or purchase price;
•if applicable, the names of any selling securityholders;
•any discounts and commissions to be allowed or paid to the agent or underwriters;
•all other items constituting underwriting compensation;
•any discounts and commissions to be allowed or paid to dealers; and
•any exchanges on which the securities will be listed.
If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and
•if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.
The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.
Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriter may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS
The validity of the securities offered by this prospectus and any applicable prospectus supplement thereto will be passed upon for us by K&L Gates LLP, Irvine, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in any applicable prospectus supplement.

EXPERTS
The consolidated financial statements as of and for the year ended December 31, 2022 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in auditing and accounting.
The consolidated financial statements as of December 31, 2021 and for each of the two years in the period ended December 31, 2021 incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, LLP (n/k/a BDO USA, P.C.), an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered hereby, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus and any accompanying prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database or our website.
We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including our company, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov.
We also make these documents available on our website at www.biolifesolutions.com. Our website and the information contained or connected to our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it part of this prospectus or any accompanying prospectus supplement. You may also request a copy of these filings, at no cost, by writing us at 3303 Monte Villa Parkway, Suite 310, Bothell, Washington, 98021, Attention: Corporate Secretary or telephoning us at (425) 402-1400.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” in this prospectus certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023;
•the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed), filed with the SEC on June 6, 2023;
•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, filed with the SEC on May 11, 2023, June 30, 2023, filed with the SEC on August 9, 2023 and September 30, 2023, filed with the SEC on November 9, 2023;
•our Current Reports on Form 8-K, filed with the SEC on May 19, 2023, June 6, 2023, July 27, 2023, August 16, 2023, October 19, 2023 and October 23, 2023; and
•the description of our common stock contained in our Registration Statement on Form 8-A, filed with SEC on March 19, 2014, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and including any amendment or report filed for the purpose of updating such description.
We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering of the securities described in this prospectus, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.
We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to BioLife Solutions, Inc., 3303 Monte Villa Parkway, Suite 310, Bothell, Washington, 98021, Attention: Corporate Secretary or telephoning us at (425) 402-1400. You may also access the documents incorporated by reference in this prospectus through our website at www.biolifesolutions.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

BioLife Solutions, Inc.
$75,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
Rights

PROSPECTUS
          , 2023

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
Set forth below are estimates of the fees and expenses payable by the registrant in connection with the registration of the offered securities. All the amounts shown are estimates, except for the SEC registration fee.

SEC Registration Fee	$11,070.00
FINRA Filing Fee	*
Printing Fees and Expenses	*
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Transfer Agent or Trustee Fees and Expenses	*
Miscellaneous Expenses	*
Total Expenses	*
__________________
*These fees and expenses depend on the types of securities offered and the number of offerings, and accordingly cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers
We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. Except in the case of an action by or in the right of the corporation (i.e., a derivative action), the indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. With respect to an action by or in the right of the corporation, the indemnity may only include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if such person is adjudged to be liable, unless the Delaware Court of Chancery, or the court in which such action or suit was brought, determines that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses. Where a present or former officer or director is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) by him or her in connection therewith.
Our a Certificate of Incorporation and Bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the DGCL.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:
Our Certificate of Incorporation includes such a provision. Expenses incurred by any of our officers or directors in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

Section 174 of DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of such action.
At present, there is no pending or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.
We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers and we intend to maintain such insurance coverage.
In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act against certain liabilities.

Item 16. Exhibits

Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith (X)
1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Certificate of Incorporation	S-8	333-189551	4.1	6/24/2013
3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation	8-K	000-18170	3.1	1/30/2014
3.3	Certificate of Designations, Preferences, and Rights of Series A Preferred Stock	8-K	000-18170	3.1	7/6/2017
3.4	Amended and Restated Bylaws	DEF 14C	000-18170	A	3/27/2013
4.1	Specimen Common Stock Certificate	10-K	000-18170	4.1	12/12/2014
4.2*	Form of Preferred Stock Certificate
4.3*	Form of Certificate of Designations of Preferred Stock
4.4	Form of Indenture					X
4.5*	Form of Debt Security
4.6*	Form of Warrant Agreement (including form of Warrant Certificate)
4.7*	Form of Unit Agreement and Unit Certificate, if any
4.8*	Form of Right Agreement and Right Certificate, if any
5.1	Opinion of K&L Gates LLP					X
23.1	Consent of Grant Thornton LLP, independent registered public accounting firm					X
23.2	Consent of BDO USA, P.C., independent registered public accounting firm					X
23.3	Consent of K&L Gates LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney (included on signature page)					X
25.1**	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended
107	Filing Fee Table					X
__________________
*To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K or other report to be filed by the registrant pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.
**To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings
(a)The undersigned registrant hereby undertakes:
(1)to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the SEC, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)that, for the purpose of determining liability under the Securities Act to any purchaser:
(i)each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d)To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on November 17, 2023.

BIOLIFE SOLUTIONS, INC.
By:	/s/ Roderick de Greef
Roderick de Greef
Chief Executive Officer (Principal Executive Officer)
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Roderick de Greef and Troy Wichterman and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, increasing the number of securities for which registration is sought, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such attorney-in-fact and agent so acting deem appropriate, with the SEC, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Roderick de Greef	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	November 17, 2023
Roderick de Greef

/s/ Troy Wichterman	Chief Financial Officer (Principal Financial and Accounting Officer)	November 17, 2023
Troy Wichterman

/s/ Joseph Schick	Director	November 17, 2023
Joseph Schick

/s/ Amy DuRoss	Director	November 17, 2023
Amy DuRoss

/s/ Rachel Ellingson	Director	November 17, 2023
Rachel Ellingson

/s/ Joydeep Goswami	Director	November 17, 2023
Joydeep Goswami

/s/ Tim Moore	Director	November 17, 2023
Tim Moore